UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2021

Isoray, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.02         Termination of a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on May 24, 2021, Isoray, Inc. (the “Company”) entered into an Employment Agreement with each of Lori A. Woods, Chief Executive Officer and a director of the Company, Jonathan Hunt, the Company’s Chief Financial Officer, William Cavanagh III, the Company’s Chief Research and Development Officer, and Jennifer Streeter, the Company’s Chief Operating Officer and Vice President, Human Resources (the foregoing persons are, collectively, the “Executives” and the foregoing Employment Agreements are, collectively, the “Employment Agreements”). Each of the Employment Agreements supersedes and replaces the Executives’ respective prior employment agreements.

Each of the Employment Agreements is for a term beginning on May 24, 2021, and continuing until June 30, 2024, subject to successive one year renewals. Pursuant to the terms of their respective Employment Agreements, Ms. Woods’s will receive an annual salary of $439,810, Mr. Hunt will receive an annual salary of $293,550, Mr. Cavanagh will receive an annual salary of $300,000, and Ms. Streeter will receive an annual salary of $337,840, payable in accordance with the Company’s standard payroll practices. Additionally, each of the Executives will be eligible for a quarterly and an annual discretionary bonus as periodically established by the Compensation Committee of the Company based upon metrics that will be established by the Compensation Committee in its sole discretion. Also under the Employment Agreements, the Executives are each eligible to participate in and receive stock options under the Company’s 2020 Equity Incentive Plan.

Each of the Executives will be an “at-will” employee. Either the Executive or the Company may terminate his or her employment with or without cause, for any reason or no reason, and at any time. If the Executive’s employment ends due to expiration of the term or mutual written agreement with the Company, or the Executive resigns or is terminated for cause, the Company will pay the Executive’s accrued but unpaid wages and approved but unreimbursed business expenses. If the Executive is terminated without cause or at-will, the Company will pay the Executive’s accrued but unpaid wages, approved but unreimbursed business expenses, six months’ severance based on his or her then-current base salary, and COBRA premiums for up to six months of coverage. The Executive is subject to standard confidentiality provisions and a non-compete, non-solicitation covenant for a one-year period following termination of employment.

In the event of a Change of Control (as defined in the Employment Agreement), if the Executive is not retained by the new company, the Company will pay the Executive’s accrued but unpaid wages and approved but unreimbursed business expenses. Additionally, regardless of whether the Executive is retained by the new company, the Company will pay Executive 12 months’ salary based on his or her then-current base salary in accordance with the Company’s regular payroll practices. Also upon a Change of Control, all of the Executives’ outstanding unvested equity-based awards, at the Executive’s option, will vest and become immediately exercisable and unrestricted.

The above descriptions are only summaries of the material terms of the Employment Agreements, do not purport to be complete descriptions of the Employment Agreements, and are qualified in their entirety by reference to the Employment Agreements, a form of which is filed as Exhibit 10.1, and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

10.1         Form of Executive Employment Agreement, dated effective May 24, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2021

Isoray, Inc., a Delaware corporation

By: /s/ Lori A. Woods

            Lori A. Woods, CEO